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                                                                EXHIBIT 3a

                              CERTIFICATE OF CORRECTION
           FILED TO CORRECT A CERTAIN ERROR IN THE RESTATED CERTIFICATE OF
                        INCORPORATION OF HANOVER DIRECT, INC.
            FILED IN THE OFFICE OF THE SECRETARY OF STATE OF DELAWARE ON
                                  OCTOBER 31, 1996

        HANOVER DIRECT, INC., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware,

                DOES HEREBY CERTIFY:

                1.      The name of the corporation is Hanover Direct, Inc.

                2. That a Restated Certificate of Incorporation was filed with the Secretary of State of Delaware on October 31, 1996 and that said Restated Certificate requires corrections as permitted by Section 103 of the General Corporation Law of the State of Delaware.

                3. The inaccuracy or defect of said Restated Certificate to be corrected is as follows: The total number of shares of stock authorized and the number of shares designated as common stock are inaccurate.

                4. Article Fourth of the Restated Certificate is corrected to read as follows:

                        Line two shall be deleted in its entirety and replaced with "... Corporation shall have the authority to issue is 243,172,403 shares, of which 40,000 shares ..."

                        Line seven shall be deleted in its entirety and replaced with "... stock, par value $0.01 per share (the "Additional Preferred Stock"), 225,000,000 shares ..."

                IN WITNESS WHEREOF, said HANOVER DIRECT, INC. has caused this certificate to be signed by Edward J. O'Brien, its Senior Vice President, Treasurer and Secretary, this ____ day of June, 1997.


                                        HANOVER DIRECT, INC.


                                        By: /s/ Edward J. O'Brien
                                            ----------------------------
                                            Edward J. O'Brien
                                            Senior Vice President, Treasurer
                                            and Secretary